Exhibit 10.2

[Form Effective February 26, 2019]

THERMO FISHER SCIENTIFIC INC.
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

Granted Under the [Name of Equity Plan]

1.	Award of Restricted Stock Units.
This agreement (the “Agreement”) sets forth the terms and conditions of an award by Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), on ______ (the "Award Date") to Marc N. Casper (the “Participant”) of ___ restricted stock units of the Company (individually, an “RSU” and collectively, the "RSUs"). Each RSU represents the right to receive one share of common stock, $1.00 par value, of the Company (“Common Stock”) pursuant to the terms, conditions and restrictions set forth in this Agreement and in the Company’s [Name of Equity Plan] (the “Plan”). The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as Shares and the number of RSUs shown above is referred to as the “Target Award.” Capitalized terms used in this Agreement and not otherwise defined shall have the same meaning as in the Plan.

2.	Vesting Schedule.
Except as otherwise provided in paragraphs (b) through (f) of Section 3, the RSUs shall vest in accordance with Schedule A attached hereto and incorporated herein provided that on each Vesting Date (as defined in Schedule A), the Participant is, and has been at all times since the Award Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive restricted stock awards under the Plan (an “Eligible Participant”).

3.	Additional Vesting Provisions.
(a)    Termination of Relationship with the Company. In the event that the Participant ceases to be an Eligible Participant for any reason other than those set forth in paragraphs (b) through (f) below before the Final Vesting Date (as defined in Schedule A), the RSUs that have not previously vested shall be immediately forfeited to the Company.
(b)     Death or Disability. In the event that the Participant's employment with the Company or a Subsidiary is terminated by reason of death or "disability" (as defined below) prior to the Performance Certification Date (as defined in Schedule A), 50% of the Target Award shall vest upon the date of such termination. In the event that such termination occurs on or after the Performance Certification Date but prior to the Final Vesting Date, 50% of the remaining unvested RSUs (based on the number of RSUs determined on the Performance Certification Date to be eligible to be received) shall vest upon the date of such termination, and the remaining RSUs shall be forfeited. For the purposes of this Agreement, a Participant shall be deemed to be "disabled" at such time as the Participant is receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect.
(c)     Discharge without Cause or for Good Reason. In the event that the Participant’s employment or service is terminated by the Company or any Subsidiary after the last day of the Company’s fiscal quarter in which this Award was granted, and prior to the Performance Certification Date without “Cause” (as defined in Section 1.2 of the 2009 Restatement of Executive Severance Agreement between the Company and the Participant dated November 21, 2009, as may be amended from time to time (the “Severance Agreement”)) or by the Participant for Good Reason (as defined in Section 1.4 of the Severance Agreement), and such termination does not entitle the Participant to severance benefits under the Executive Change in Control Retention Agreement between the Company and the Participant dated November 21, 2009, as may be amended from time to time (the “CIC Agreement”), and provided that the performance conditions (assuming the last day of the performance period was the last day of the prior fiscal quarter) are actually achieved and the Compensation Committee has certified the achievement of the performance conditions, then 1/3 of the RSUs shall vest immediately. In the event of such termination on or after the Performance Certification Date but prior to the Final Vesting Date, then the RSUs that are scheduled to vest on the next Vesting Date (based on the number of RSUs determined on the Performance Certification Date to be eligible to be received) shall vest upon the date of such termination, and the remaining RSUs shall be forfeited.
(d)     Discharge for Cause. In the event that the Participant is discharged by the Company or a Subsidiary for “Cause” (as defined in Section 1.2 of the Severance Agreement), all unvested RSUs and all vested RSUs that have not been delivered in accordance with Section 4 below shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.
(e)     Termination by Participant without Good Reason. In the event that the
Participant terminates his employment with the Company or a Subsidiary without “Good Reason” (as defined in Section 1.4 of the Severance Agreement or Section 1.4 of the CIC Agreement, as applicable), all unvested RSUs shall terminate immediately upon the effective date of such termination and all vested RSUs that have not been delivered in accordance with Section 4 below shall be delivered immediately.
(f)     Change in Control Event. In the event that the Participant’s employment or service is terminated by the Company or any Subsidiary without “Cause” (as defined in Section 1.3 of the CIC Agreement) or by the Participant for Good Reason (as defined in Section 1.4 of the CIC Agreement), within 18 months after a Change in Control Event that occurs prior to the Performance Certification Date, and such termination entitles the Participant to severance benefits under the CIC Agreement, then all unvested RSUs shall vest immediately, provided that the performance conditions (assuming the last day of the performance period was the last day of the fiscal quarter immediately prior to the Change in Control Event) are actually achieved

(without regard to performance for any periods following the last day of the fiscal quarter immediately prior to the Change in Control Event) and the Compensation Committee has certified the achievement of the performance conditions. In the event of such termination on or after the Performance Certification Date but before the Final Vesting Date, then all unvested RSUs (based on the number of RSUs determined on the Performance Certification Date to be eligible to be received) shall vest upon the date of such termination.
4.    Delivery of Shares
(a)    The Company shall deliver the Shares that become issuable upon the vesting of an RSU (i) to the Participant as soon as administratively practicable or (ii) in the event that the Participant’s employment with the Company is terminated by reason of death, to the Participant’s estate as soon as administratively practicable, but in no event later than the last day of the period specified in Treas. Reg. section 1.409A-1(b)(4)(i)(A).
(b)    The Company shall not be obligated to deliver Shares to the Participant unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
5.    Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution. Upon delivery of Shares pursuant to Section 4 above, the Participant for two years thereafter shall not transfer more than 50% of the actual net Shares delivered (after withholding for the payment of taxes); provided, however, that this restriction shall not apply to a termination of Participant’s employment under paragraphs (b), (c), (e) or (f) of Section 3 above. The Participant acknowledges that any stock certificates or other evidence of ownership of RSUs or Shares may bear a restrictive legend evidencing any applicable transfer restrictions.

6.	Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
7.    Dividends; Other Corporate Transactions.
(a)    If at any time during the period between the Performance Certification Date and the date that Shares are delivered after the RSU vests, the Company pays a dividend or other distribution with respect to its Common Stock, including without limitation a distribution of shares of the Company’s stock by reason of a stock dividend, stock split or otherwise, then on the date the Shares issuable upon vesting of the RSU are delivered, the Company shall pay the Participant the dividend or other distribution that would have been paid on such Shares if the

Participant had owned such Shares during the period beginning on the Performance Certification Date and ending on the respective delivery date. No dividend or other distribution shall be paid with respect to RSUs that are forfeited.
(b)    In the event of a Reorganization Event, then the rights of the Company under this Agreement and all other terms of this Agreement (including without limitation vesting provisions) shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares. Such cash, securities or other property shall be delivered or paid at the time provided in Section 4.
(c)    Except as set forth in Section 7(a) or (b) above and in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

8.	Withholding Taxes; No Section 83(b) Election.
(a)    The Participant expressly acknowledges that the delivery of Shares to the Participant will give rise to "wages" subject to withholding. Unless the Participant provides notice to the Company prior to the delivery of the Shares that the Participant will make payment to the Company on the date of delivery to satisfy all required withholding taxes, the Participant hereby authorizes the Company to hold back from the shares to be delivered pursuant to Section 4 of this Agreement of that number of shares calculated to satisfy all such federal, state, local or other applicable taxes required to be withheld in connection with such delivery of Shares; provided, however, that the total tax withholding where Shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such wages).
(b)    The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this Award.
9.    No Right To Employment or Other Status. The grant of an award of RSUs shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this Agreement, except as expressly provided herein.
10.    Conflicts With Other Agreements. In the event of any conflict or inconsistency between the terms of this Agreement and any employment, severance or other agreement between the Company and the Participant, the terms of this Agreement shall govern.
11.    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws.

12.    Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
13.    Compliance with Section 409A of the Code. This Agreement is intended to provide for deferred compensation that is exempt from or compliant with Section 409A and shall be interpreted consistently with such intent. Accordingly, a Participant shall have no right to designate the taxable year of payment. Notwithstanding any other provision of this Agreement, if and to the extent any portion of any payment under this Agreement to the Participant is payable upon his or her separation from service and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service”, except as Section 409A may then permit.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
14.    Restrictive Covenants. If the Participant engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan of the Company, then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach, this RSU shall be cancelled and, to the extent some or all of this RSU vested within a period of 12 months prior to such breach, the Participant shall be required to forfeit to the Company, upon demand, any Shares acquired by the Participant upon such vesting or cash acquired upon sale.
15. Clawback. In accepting this RSU Award, the Participant agrees to be bound by, and subject to, any clawback policy that the Company has in effect or may adopt in the future.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.

By:	_______________________________
Michael A. Boxer Senior Vice President and General Counsel

_________________________________________
Marc N. Casper